EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-151566 of Stage Stores, Inc. on Form S-8 of our report dated March 15, 2016, relating to the financial statements of the Stage Stores, Inc. Nonqualified Deferred Compensation Plan, appearing in this Annual Report on Form 11-K of the Stage Stores, Inc. Nonqualified Deferred Compensation Plan for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Houston, Texas
March 15, 2016